SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 11, 2002
(Date of earliest event reported)

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events

On October 11, 2002, ONEOK Inc. announced that it had entered into an agreement to sell certain midstream gas processing assets for $92 million to an affiliate of Mustang Fuel Corporation, a private, independent oil and gas company, headquartered in Oklahoma City.

The assets, located in North Central Oklahoma, include three gas processing plants and related gas gathering systems and an interest in a fourth gas processing plant. Closing is expected on or before November 15, 2002.

Closing of the transaction requires antitrust clearance under the Hart-Scott-Rodino Act.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements of Businesses Acquired

Not applicable.

(b)    ProForma Financial Information

Not applicable.

(c)    Exhibits

99.1    Press release issued by ONEOK, Inc. dated October 11, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, INC.

Date: October 15, 2002	By:	/s/ Jim Kneale
Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

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